Exhibit 99.1

Booking Holdings Reports Financial Results for 3rd Quarter 2022

NORWALK, CT – November 2, 2022. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 3rd quarter 2022 financial results. Third quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our," or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $32.1 billion, an increase of 36% from the prior-year quarter (approximately a 52% increase on a constant-currency basis). Room nights booked in the 3rd quarter of 2022 increased 31% from the prior-year quarter.
Booking Holdings' total revenues for the 3rd quarter of 2022 were $6.1 billion, an increase of 29% from the prior-year quarter (approximately a 47% increase on a constant-currency basis). Net income for the 3rd quarter of 2022 was $1.7 billion, an increase of 117% from the prior-year quarter. Net income per diluted common share in the 3rd quarter of 2022 was $41.98, an increase of 126% from the prior-year quarter.
Non-GAAP net income in the 3rd quarter of 2022 was $2.1 billion, an increase of 35% from the prior-year quarter. Non-GAAP net income per diluted common share in the 3rd quarter of 2022 was $53.03, an increase of 41% from the prior-year quarter. Non-GAAP net income for both periods includes adjustments to exclude net losses on equity securities with readily determinable fair values. Adjusted EBITDA for the 3rd quarter of 2022 was $2.7 billion, an increase of 26% from the prior-year quarter. The section below under the heading "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
"I am encouraged by the strong results we are reporting today, including the highest amount of quarterly revenue and Adjusted EBITDA ever for our company. We saw an improvement in room night trends as we moved through the quarter and accommodation ADR growth continued to be strong," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "Despite the rising concern around the macroeconomic environment, we are encouraged by the slight improvement in room night growth we have seen in October and by the level of bookings for travel in early 2023."

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per diluted common share and free cash flow (net cash provided by (used in) operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income (loss) and free cash flow, are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income (loss), net income (loss) or net cash provided by (used in) operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income (loss) is net income (loss) with the following adjustments:
•     excludes significant losses on assets classified as held for sale,
•excludes gains and losses on equity securities with readily determinable fair values,
•     excludes the impact, if any, of significant gains and losses on the sale of and impairment and credit losses on investments in available-for-sale debt securities and significant gains and losses on the sale of and valuation adjustments on investments in equity securities without readily determinable fair values,
•excludes foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges,
•excludes losses on early extinguishment of debt and related reverse treasury lock agreements which were designated as cash flow hedges,
•excludes amortization expense of intangible assets,
•excludes noncash interest expense related to the amortization of debt discount on our convertible debt, if applicable,
•excludes income taxes, if any, related to the maturity and redemption of convertible notes held for investment, that were reclassified from accumulated other comprehensive income (loss) to income tax expense (benefit),
•excludes the income tax impact, if any, related to one-time adjustments as a result of the U.S. Tax Cuts and Jobs Act enacted in December 2017,
•excludes the impact of net unrecognized tax benefits related to French and Italian tax matters, and
•     the income tax impact of the non-GAAP adjustments mentioned above and changes in tax estimates, as applicable.
In addition to the adjustments listed above regarding non-GAAP net income (loss), adjusted EBITDA excludes depreciation expense, interest and dividend income, and to the extent not included in the adjustments listed above, interest expense and income tax expense (benefit). In the event the Company reports a GAAP net income but a non-GAAP net loss, dilutive shares that are included in the GAAP weighted-average number of diluted common shares outstanding are excluded from the non-GAAP weighted-average number of diluted common shares outstanding. In the event the Company reports a GAAP net loss but a non-GAAP net income, anti-dilutive shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding are included in the non-GAAP weighted-average number of diluted common shares outstanding.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis. We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and nine months ended September 30, 2022 and 2021. We are not able to provide a reconciliation between forward-looking adjusted EBITDA and GAAP net income (loss) because we cannot predict certain components of such reconciliation without unreasonable effort as they arise from events in future periods.

Information About Forward-Looking Statements
This press release contains forward-looking statements, which reflect the views of the Company's management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, such as the adverse impact of the COVID-19 pandemic; adverse changes in market conditions for travel services; the Company's ability to attract and retain qualified personnel; adverse changes in relationships with third parties on which the Company depends; the effects of competition; growth and expansion of the business; rapid technological and other market changes; impacts of impairments and changes in accounting estimates; success of the Company's marketing efforts; and other business and industry changes. Other risks and uncertainties relate to cyberattacks and information security; tax, legal, and regulatory risks; increased focus on environmental, social, and governance responsibilities; the Company's facilitation of payments; foreign currency exchange rates; success of the Company's investments and acquisition strategy; and financial risks relating to the Company's debt levels and stock price volatility. For a detailed discussion of these and other risk factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements included in this press release, refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world’s leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through six primary consumer-facing brands: Booking.com, Priceline, Agoda, Rentalcars.com, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
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For Press Information: Leslie Cafferty communications@bookingholdings.com
For Investor Relations: John Longstreet ir@bookingholdings.com
#BKNG_Earnings

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,021	$11,127
Short-term investments (Available-for-sale debt securities: Amortized cost of $117 and $25, respectively)	116	25
Accounts receivable, net (Allowance for expected credit losses of $119 and $101, respectively)	2,284	1,358
Prepaid expenses, net (Allowance for expected credit losses of $2 and $29, respectively)	612	404
Other current assets	377	231
Total current assets	12,410	13,145
Property and equipment, net	879	822
Operating lease assets	402	496
Intangible assets, net	1,855	2,057
Goodwill	2,808	2,887
Long-term investments (Includes available-for-sale debt securities: Amortized cost of $617 at September 30, 2022)	2,650	3,175
Other assets, net (Allowance for expected credit losses of $25 and $18, respectively)	1,059	1,059
Total assets	$22,063	$23,641
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,131	$1,586
Accrued expenses and other current liabilities	2,925	1,765
Deferred merchant bookings	2,253	906
Short-term debt	1,234	1,989
Total current liabilities	8,543	6,246
Deferred income taxes	723	905
Operating lease liabilities	286	351
Long-term U.S. transition tax liability	711	825
Other long-term liabilities	180	199
Long-term debt	7,950	8,937
Total liabilities	18,393	17,463
Commitments and contingencies
Stockholders' equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 63,774,398 and 63,584,444, respectively	—	—
Treasury stock, 24,685,111 and 22,518,391 shares, respectively	(28,630)	(24,290)
Additional paid-in capital	6,385	6,159
Retained earnings	26,306	24,453
Accumulated other comprehensive loss	(391)	(144)
Total stockholders' equity	3,670	6,178
Total liabilities and stockholders' equity	$22,063	$23,641

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Agency revenues	$3,203	$2,867	$6,954	$4,912
Merchant revenues	2,614	1,622	5,413	2,656
Advertising and other revenues	235	187	674	409
Total revenues	6,052	4,676	13,041	7,977
Operating expenses:
Marketing expenses	1,795	1,378	4,679	2,827
Sales and other expenses	540	302	1,344	620
Personnel, including stock-based compensation of $101, $85, $302 and $284, respectively	636	591	1,867	1,829
General and administrative	262	179	627	432
Information technology	129	109	400	289
Depreciation and amortization	109	102	327	323
Restructuring, disposal, and other exit costs	(2)	—	40	9
Total operating expenses	3,469	2,661	9,284	6,329
Operating income	2,583	2,015	3,757	1,648
Interest expense	(102)	(80)	(246)	(259)
Other income (expense), net	(305)	(967)	(1,040)	(740)
Income before income taxes	2,176	968	2,471	649
Income tax expense	510	199	648	102
Net income	$1,666	$769	$1,823	$547
Net income applicable to common stockholders per basic common share	$42.10	$18.73	$45.20	$13.33
Weighted-average number of basic common shares outstanding (in 000's)	39,564	41,068	40,326	41,032
Net income applicable to common stockholders per diluted common share	$41.98	$18.60	$45.00	$13.22
Weighted-average number of diluted common shares outstanding (in 000's)	39,671	41,342	40,504	41,359

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES:
Net income	$1,823	$547
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	327	323
Provision for expected credit losses and chargebacks	179	88
Deferred income tax benefit	(246)	(343)
Net losses on equity securities	1,142	589
Stock-based compensation expense and other stock-based payments	302	290
Operating lease amortization	117	135
Unrealized foreign currency transaction gains related to Euro-denominated debt	(70)	(108)
Loss on early extinguishment of debt	—	242
Other	40	61
Changes in assets and liabilities:
Accounts receivable	(1,358)	(1,172)
Prepaid expenses and other current assets	(424)	(35)
Deferred merchant bookings and other current liabilities	3,591	2,083
Long-term assets and liabilities	(1,042)	(159)
Net cash provided by operating activities	4,381	2,541
INVESTING ACTIVITIES:
Purchase of investments	(751)	(15)
Proceeds from sale and maturity of investments	30	8
Additions to property and equipment	(293)	(203)
Other investing activities	(14)	(5)
Net cash used in investing activities	(1,028)	(215)
FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	—	2,015
Payments on maturity and redemption of debt	(1,102)	(3,068)
Payments for repurchase of common stock	(4,278)	(159)
Other financing activities	4	(22)
Net cash used in financing activities	(5,376)	(1,234)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(83)	(11)
Net (decrease) increase in cash and cash equivalents and restricted cash and cash equivalents	(2,106)	1,081
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	11,152	10,582
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$9,046	$11,663
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$501	$420
Cash paid during the period for interest	$240	$231

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended September 30,		Nine Months Ended September 30,
		2022	2021	2022	2021
	Net income	$1,666	$769	$1,823	$547

(a)	Depreciation and amortization	109	102	327	323
(b)	Loss on assets classified as held for sale	—	—	36	—
(a)	Interest and dividend income	(61)	(4)	(88)	(12)
(a)	Interest expense	102	80	246	259
(c)	Net losses on equity securities with readily determinable fair values	336	1,018	958	595
(d)	Impairment of investment	—	—	184	—
(e)	Foreign currency transaction gains on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	(2)	(54)	(80)	(108)
(f)	Losses on early extinguishment of debt and related reverse treasury lock agreements	—	—	—	257
(a)	Income tax expense	510	199	648	102
	Adjusted EBITDA	$2,658	$2,111	$4,054	$1,964
	Adjusted EBITDA as a % of Total Revenues	43.9%	45.1%	31.1%	24.6%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended September 30,		Nine Months Ended September 30,
		2022	2021	2022	2021
	Net income	$1,666	$769	$1,823	$547

(b)	Loss on assets classified as held for sale	—	—	36	—
(c)	Net losses on equity securities with readily determinable fair values	336	1,018	958	595
(d)	Impairment of investment	—	—	184	—
(e)	Foreign currency transaction gains on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	(2)	(54)	(80)	(108)
(f)	Losses on early extinguishment of debt and related reverse treasury lock agreements	—	—	—	257
(g)	Amortization of intangible assets	55	40	167	122
(h)	Debt discount amortization related to convertible debt	—	11	—	33
(i)	Net unrecognized tax benefits related to French and Italian tax matters	125	—	125	16
(j)	Tax impact of Non-GAAP adjustments	(76)	(226)	(173)	(224)
	Non-GAAP Net income	$2,104	$1,559	$3,041	$1,239
	Weighted-average number of diluted common shares outstanding (in 000's)	39,671	41,342	40,504	41,359
	Non-GAAP Net income per diluted common share	$53.03	$37.70	$75.07	$29.95

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Nine Months Ended September 30,
		2022	2021
	Net cash provided by operating activities	$4,381	$2,541
(k)	Additions to property and equipment	(293)	(203)
	Free cash flow	$4,089	$2,338
	Free cash flow as a % of Total Revenues	31.4%	29.3%

(1) Amounts may not total due to rounding.

Notes:
(a)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(b)	Loss on assets classified as held for sale is recorded in Operating expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(c)	Net losses on equity securities with readily determinable fair values are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(d)	Impairment of investment in Yanolja Co., Ltd. equity securities is recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(e)	Foreign currency transaction gains on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(f)	Loss of $242 million on early extinguishment of debt and losses of $15 million on related reverse treasury lock agreements which were designated as cash flow hedges are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(g)	Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net income to calculate Non-GAAP Net income.
(h)	Noncash interest expense related to the amortization of debt discount on convertible debt is recorded in Interest expense and excluded from Net income to calculate Non-GAAP Net income. The Company adopted Financial Accounting Standards Board Accounting Standards Update 2020-06 on January 1, 2022 and such debt discount amortization is not recorded in the financial statements for periods after that date.
(i)	Net unrecognized tax benefits related to French and Italian tax matters is recorded in Income tax expense and excluded from Net income to calculate Non-GAAP Net income.
(j)	Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates which are excluded from Net income to calculate Non-GAAP Net income.
(k)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides definitions and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22
Room Nights	127	76	99	157	183	151	198	246	240
Year/Year (Decline) Growth	(43.1)%	(60.4)%	(20.1)%	457.5%	43.9%	99.9%	99.7%	56.3%	31.5%

Rental Car Days	9	8	10	13	13	11	15	16	16
Year/Year (Decline) Growth	(55.6)%	(52.2)%	(15.1)%	558.8%	44.0%	35.8%	53.0%	22.4%	24.9%

Airline Tickets	2	2	3	4	4	4	5	6	6
Year/Year (Decline) Growth	(9.3)%	4.0%	62.1%	626.7%	154.8%	108.0%	69.1%	31.4%	45.1%

Gross Bookings(2)	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22
Agency	$9,521	$5,098	$8,704	$15,290	$14,872	$11,875	$16,286	$19,448	$17,614
Merchant	3,861	2,215	3,232	6,665	8,812	7,136	11,007	15,097	14,506
Total	$13,382	$7,313	$11,935	$21,956	$23,684	$19,011	$27,293	$34,545	$32,120

Gross Bookings Year/Year (Decline) Growth
Agency	(47.4)%	(64.1)%	4.6%	895.6%	56.2%	132.9%	87.1%	27.2%	18.4%
Merchant	(46.1)%	(65.9)%	(20.7)%	764.4%	128.2%	222.2%	240.6%	126.5%	64.6%
Total	(47.1)%	(64.7)%	(3.7)%	851.7%	77.0%	160.0%	128.7%	57.3%	35.6%
Constant-currency Basis	(48)%	(65)%	(6)%	802%	75%	164%	140%	73%	52%

	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22
Total Revenues	$2,640	$1,238	$1,141	$2,160	$4,676	$2,981	$2,695	$4,294	$6,052
Year/Year (Decline) Growth	(47.6)%	(62.9)%	(50.2)%	243.2%	77.1%	140.7%	136.3%	98.7%	29.4%
Constant-currency Basis	(49)%	(63)%	(51)%	229%	76%	146%	146%	116%	47%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.